SECURITIES AND EXCHANGE COMMISSION

            WASHINGTON, D.C. 20549


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                  FORM 8-K


                CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 26, 2003


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      Power Save International, Inc.
 (Exact name of Small Business Issuer in its charter)

  NEVADA                 3629               88-0227424
 (State of          (Primary standard industrial     (I.R.S. employer
Incorporation)       classification code number)    identification
number)

   5800 NW 64 Avenue,
    Building 26 #109
   Tamarac, Florida                 33319
 (Address of principal executive offices)           (Zip Code)

Registrant's Telephone number, including area code: (954) 722-1615


             NOT APPLICABLE
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   (Former name or former address, if changed since last report)




Item 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
 (a) On September 26, 2003, David T. Thomson, P.C. resigned as Power Save International, Inc.'s ("Power Save") independent public accountant and notified them on that same date. The decision to resign was based on the firm's cessation of practicing before the SEC and providing work for public companies.

     David T. Thomson, PC.'s reports on the financial statements of Power Save for the fiscal years ended December 31, 2001 and 2002, neither contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except that they contained going concern qualifications.

     During Power Save's most recent two fiscal years and the interim period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with David T. Thomson, P.C. as described in Items 304 (a)(1)(iv) and (v) of Regulation S-B, respectively.

(b) On September 30, 2003, the board of directors of Power Save engaged the accounting firm of Stark Winter Schenkein & Co., LLP as principal accountants of Power Save. Power Save has not consulted with Stark Winter Schenkein & Co., LLP during Power Save's two most recent fiscal years and the interim period through the date of dismissal.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

               16   Letter regarding change in certifying accountant
from David T. Thomson, P.C. to the Securities Exchange Commission.







Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powersave International, Inc.


Date:   January 29, 2004

By: /s/ George A. Filippides
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George A. Filippides
President